SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2002 (April 12, 2002)

SEQUA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-804	13-1885030
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Park Avenue, New York, New York (Address of principal executive offices)	10166 (Zip Code)

Registrant's telephone number, including area code	(212) 986-5500

None
(Former name or former address, if changed since last report.)

Item 4. Changes in Registrant's Certifying Accountant.

On April 12, 2002, Sequa Corporation (the "Corporation") terminated the engagement of Arthur Andersen LLP ("Andersen") as the Corporation's independent public accountants and engaged Ernst & Young LLP ("E&Y") to serve as the Corporation's independent public accountants for the fiscal year 2002.

Andersen's reports on the Corporation's consolidated financial statements for each of the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Corporation's two most recent fiscal years through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Corporation's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Corporation provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Andersen's letter, dated April 17, 2002, stating its agreement with such statements.

During the Corporation's two most recent fiscal years and through the date of this Form 8-K, the Corporation did not consult E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.	Financial Statements and Exhibits.
(c) Exhibits.
Exhibit 16 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated April 17, 2002.
Exhibit 99.1 Press Release dated April 16, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUA CORPORATION

By: /s/ Howard M. Leitner
Howard M. Leitner
Chief Financial Officer

Dated: April 18, 2002